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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS


Integrity Software Inc,
Dublin, Ireland.


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2000 relating to the financial statements of Integrity Software, Inc, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                              BDO Simpson Xavier

Simpson Xavier Court,
Merchants Quay,
Dublin 8,
Ireland.

16 March 2000